Exhibit 16.1

GEORGE STEWART, CPA
2301 SOUTH JACKSON STREET, SUITE 101-G
SEATTLE, WASHINGTON 98144
(206) 328-8554  FAX(206) 328-0383

July 29, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

I have read and agree with the comments in Item 4.01 of Form 8-K/A of Decision Point Systems, Inc. dated July 29, 2009.

Sincerely

/s/ George Stewart

George Stewart, CPA